EXHIBIT 99.1

BK Technologies Announces Fourth Quarter and Year End 2023 Results

45% Increase in Full Year Revenue to $74.1 Million

Fourth Quarter EPS of $0.08

Targeting Full Year 2024 EPS in Excess of $1.50

WEST MELBOURNE, FL March 14, 2024 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the fourth quarter and year ended December 31, 2023. The Company will host a conference call today, March 14, 2024, at 9:00 a.m. Eastern Time.

John Suzuki, CEO of BK Technologies commented, “2023 was a strong year for BK Technologies, highlighted by both revenue growth and gross margin improvement. We shipped 34,500 radios in fiscal 2023, an increase of 37% compared to fiscal 2022, as existing and new customers conducted lifecycle upgrades to their portable communications technology. We recognized a 45% increase in full year revenue compared to the prior year, achieved our sixth consecutive quarter of gross margin improvement and our second consecutive quarter of profitability.

“In the fourth quarter, we expanded our existing relationship with East West Manufacturing to make them the primary manufacturer of BK Technologies’ radio product line,” Mr. Suzuki continued. “We believe that outsourcing our manufacturing and transitioning to a more asset light model will improve our gross margins in the long term by simplifying our supply chain management and reducing production expenses and end-product costs. The transition to contract manufacturing is well underway and will take place in stages with no anticipation of meaningful interruptions in production or shipping. As previously stated, East West made a $2 million investment in BK Technologies that consisted of the purchase of 77,520 shares of Common Stock at $12.90 per share, plus warrants to purchase 135,500 shares of the Company’s Common Stock at an exercise price of $15.00 per share. The proceeds from the East West investment have been allocated toward paying down our accounts payable and line of credit.

Mr. Suzuki concluded, “We’re optimistic about the upcoming year which should be characterized by expanding gross margins, lower operating costs, and significantly improved profitability. With our visibility today, we believe we are on track to exceed earnings per share of $1.50 for full year 2024. In addition, we expect to see improved working capital as we transition our manufacturing and reduce inventory levels. Overall, we anticipate that 2024 will demonstrate continued profitability as we focus our efforts to establish the BKR9000 as a premier multiband radio in the market to drive additional revenue growth in the coming years.”

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Fourth Quarter 2023 Financial Review

Revenue decreased 20% to $16.3 million, compared with $20.3 million for the fourth quarter of 2022 primarily due to record radio unit shipments in the fourth quarter of 2022, as a result of improved electronic component availability allowing the Company to work through significant backlog. Gross profit margin was 35.1% compared to 21.7% for the same quarter of last year, reflecting the improvement of material costs previously impacted by supply chain disruptions in 2022 and successful production cost reduction initiatives implemented throughout 2023.

Selling, General & Administrative expenses totaled $5.3 million, compared with $6.0 million for the fourth quarter of last year.

Operating income totaled $400,000 compared with operating loss of ($1.6 million) for the fourth quarter of last year.

BK Technologies recorded net income of $290,000 or $0.08 per basic and diluted share, compared with a net loss of ($961,000) or ($0.28) per basic and diluted share, for the fourth quarter of last year.

Non-GAAP Adjusted EBITDA1 for the fourth quarter of 2023 was $892,000, compared with a non-GAAP Adjusted EBITDA1 of $436,000 in the fourth quarter of 2022.

Full Year 2023 Financial Review

Revenue increased 45% to $74.1 million, compared with $51.0 million for the full year of 2022. Gross profit margin was 30.0% compared to 19.3% for the full year of 2022, primarily related to decreased material, component, and freight costs due to improving supply chain factors.

Selling, General & Administrative expenses totaled $23.0 million, compared with $20.9 million for the full year of 2022.

Operating loss totaled ($777,000) compared with an operating loss of ($11.1 million) for the full year of 2022.

BK Technologies recorded a net loss of ($2.2 million) or ($0.65) per basic and diluted share, compared with a net loss of ($11.6 million) or ($3.44) per basic and diluted share for the full year of 2022. In the full year 2023, the Company recognized an unrealized loss of ($740,000) on its investment in FG Financial Holdings, LLC, compared to a loss on investments of ($313,000) in the full year of 2022.

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1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

2

Non-GAAP Adjusted EBITDA2 for the full year of 2023 was $130,000, compared with a non-GAAP Adjusted EBITDA2 loss of ($9.1 million) in the full year of 2022.

Working capital totaled approximately $16.8 million, primarily comprised of cash, cash equivalents, trade receivables and inventories. This compares with the working capital at year-end of 2022 of approximately $13.2 million, of which $12.5 million was comprised of cash, cash equivalents and trade receivables.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, March 14, 2024, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 188499. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/49888

An online archive of the webcast will be available on the Company's website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until March 21, 2024, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 49888 to access the replay.

Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

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2 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP.  Management believes Adjusted EBITDA can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP.  Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has developed and introduced the BKR product line, that has resulted in one-time, non-cash adjustments to inventory and adjustments related to new product development raw materials for the BKR product line during the 4Q 2022. Management believes that these one-time charges do not reflect the operational profitability of the business for the 4Q and full year 2022.  See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS.

About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies’ SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

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Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line and SaaS business segment; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our new multiband product and other related products in the BKR Series product line and the Company’s SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended

	12/31/23	12/31/22	12/31/23	12/31/22

Sales, net	$16,309	$20,339	$74,094	$50,951

Expenses:
Cost of products	10,577	15,932	51,858	41,107
Selling, general and administrative expenses	5,332	5,973	23,013	20,925
Total expenses	15,909	21,905	74,872	62,032

Operating income (loss)	400	(1,566)	(777)	(11,081)

Other (expense) income:
Interest (expense) income	(146)	(74)	(575)	(144)
(Loss) gain on investment in securities	91	708	(740)	(313)
Other expense	(1)	(29)	(84)	(95)

Income (loss) before income taxes	344	(961)	(2,176)	(11,633)

Income tax (expense) benefit	(54)	-	(54)	-

Net income (loss)	$290	$(961)	$(2,230)	$(11,633)

Net income (loss) per share - basic and diluted	$0.08	$(0.28)	$(0.65)	$(3.44)

Weighted average common shares outstanding, basic	3,493	3,395	3,427	3,382
Weighted average common shares outstanding, diluted	3,500	3,395	3,427	3,382

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,456	$1,918
Trade accounts receivable, net	7,902	10,616
Inventories, net	23,952	22,105
Prepaid expenses and other current assets	1,892	1,578
Total current assets	37,202	36,217

Property, plant and equipment, net	5,366	4,884
Operating lease right-of-use (ROU) assets	1,560	1,991
Investments	742	1,481
Deferred tax assets, net	4,116	4,116
Other assets	422	143

Total assets	$49,408	$48,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,822	$12,898
Accrued compensation and related taxes	1,302	1,143
Accrued warranty expense	722	591
Accrued other expenses and other current liabilities	363	700
Short-term operating lease liability	525	485
Credit facility	6,476	5,854
Notes payable-current portion	71	277
Deferred revenue	1,137	1,022
Total current liabilities	20,418	22,970

Note payable, net of current portion	-	329
Long-term operating lease liability	1,260	1,785
Deferred revenue	6,419	3,613
Total liabilities	28,097	28,697

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,867,082 and 3,686,939 issued, and 3,577,002 and 3,396,859 outstanding shares at December 31, 2023 and December 31, 2022, respectively	2,320	11,061
Additional paid-in capital	48,602	36,455
Accumulated deficit	(24,209)	(21,979)
Treasury Stock, at cost, 290,080 shares at December 31, 2023 and December 31, 2022	(5,402)	(5,402)

Total stockholders' equity	21,311	20,135

Total liabilities and stockholders' equity	$49,408	$48,832

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BK TECHNOLOGIES CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/23	12/31/22	12/31/23	12/31/22
Non-GAAP Adjusted EBITDA
Net Income/(Loss)	$290	$(961)	$(2,230)	$(11,633)

Adjustments to reconcile net income/(loss) to EBITDA
Interest expense, net	146	74	575	144
Income tax provision (benefit)	54	-	54	-
Depreciation and amortization	358	362	1,635	1,423
EBITDA	848	(525)	34	(10,066)
Severance	44	61	96	114
Inventory write-off - New Product Introduction	-	900	-	900
Adjusted EBITDA	$892	$436	$130	$(9,052)

Adjustments to reconcile net income (loss) to Adjusted EPS (non-GAAP)

Net Income/(Loss)	$290	$(961)	$(2,230)	$(11,633)

Net realized and unrealized (gain) loss on investments	(91)	(708)	740	313
Stock-based compensation expense	407	105	1,343	675
Severance	44	61	96	114
Inventory write-off - New Product Introduction	-	900	-	900
Adjusted Earnings (Loss) (non-GAAP)	$650	$(603)	$(52)	$(9,631)

Adjusted earnings (loss) per share - basic	$0.19	$(0.18)	$(0.02)	$(2.85)
Adjusted earnings (loss) per share - diluted	$0.19	$(0.18)	$(0.02)	$(2.85)

Weighted average common shares outstanding, basic	3,493	3,395	3,427	3,382
Weighted average common shares outstanding, diluted	3,500	3,395	3,427	3,382

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